Exhibit 99.1

Rush Street Interactive Closes Business Combination with dMY Technology Group, Inc.

– Common Stock and Warrants to Change Tickers and Trade on the NYSE under the new Ticker Symbols “RSI” and “RSI WS”, respectively, Commencing on Wednesday, December 30, 2020 –

Chicago, Illinois – December 29, 2020 – Rush Street Interactive, LP (“RSI”), one of the fastest-growing online casino and sports betting gaming companies in the United States, today announced that it has completed its previously announced business combination (the “Business Combination”) with dMY Technology Group, Inc. (“dMY”). The Business Combination was approved at a special meeting of dMY’s stockholders held today.

Upon completion of the Business Combination, the combined company was renamed Rush Street Interactive, Inc. (the “Combined Company”). Beginning on Wednesday, December 30, 2020, the dMY tickers will change and the Class A common stock and warrants of the Combined Company will commence trading on the New York Stock Exchange (the “NYSE”) under the new ticker symbols “RSI” and “RSI WS,” respectively.

The Business Combination creates a leading online gaming company with U.S. market share in online casino that is currently among the highest in the industry and a top online sports betting offering. RSI provides customers an array of offerings, including real-money online casino wagering, online and retail sports wagering, and social gaming. RSI currently operates in six states – New Jersey, Colorado, Pennsylvania, Indiana, Illinois, Iowa – as well as Colombia, and it has secured market access in three additional states, including New York, with plans to target other jurisdictions. RSI is growing quickly and has experienced a revenue increase of nearly five times from the first nine months of 2019 to the first nine months of 2020.

“Today marks a momentous milestone for RSI as we enter the public markets with a tremendous opportunity ahead of us,” said Greg Carlin, Chief Executive Officer of RSI. “With online casino and online sports betting still in the early stages in the United States, we believe there is significant growth potential for our business in both existing and new markets. Eilers & Krejcik estimates the total U.S. online casino market to be approximately $20 billion at maturity, and projects $15 billion for online sports betting. Our steadfast focus on customer experience and broad demographic reach, combined with our proprietary technology platform, provide us with what we believe are material advantages to further our leadership position as online gaming continues to mature.”

“In a finite competitive landscape with high barriers to entry and strong secular growth trends, we were impressed with what RSI has been building since 2012 and are excited to partner with Greg Carlin, Richard Schwartz and their talented team as they continue to expand their market-leading platform,” said Niccolo de Masi, Chief Executive Officer of dMY Technology Group. “Through RSI’s differentiated offerings and loyal user base driven by strong player trust and engagement, we believe RSI is ideally positioned to capitalize on the rapid growth in online casino and online sports betting. RSI is firmly committed to operational excellence, and we believe it has the best product, the best tech platform and the best customer service in the market.”

Cash proceeds from the transaction consisted of dMY’s approximately $230 million of cash in trust and approximately $160 million from a PIPE investment led by Fidelity Management and Research Company at $10.00 per share in the Class A common stock of dMY. After the payment of amounts to redeem equity from existing RSI equity holders in accordance with the terms of the Business Combination Agreement previously entered into amongst the parties, and the payment of transaction fees and expenses, the Combined Company had over $240 million of cash on its consolidated balance sheet as of the closing. The funds are expected to be used to accelerate the Combined Company’s growth in both domestic and international markets, support marketing efforts and provide additional working capital.

As previously announced, Neil Bluhm, Greg Carlin, Richard Schwartz, Einar Roosileht, and Mattias Stetz will continue in their roles as Chairman of the Board of Directors, Chief Executive Officer and Director, President, Chief Information Officer, and Chief Operating Officer, respectively, of the Combined Company, supported by a deep and talented management team with substantial expertise in the online gaming industry. In addition to Neil Bluhm and Greg Carlin, the Combined Company’s Board of Directors include dMY’s Chairman, Harry You, and CEO, Niccolo de Masi, as well as Paul Wierbicki, Leslie Bluhm, James Gordon, Judith Gold, and Sheli Rosenberg.

Jefferies LLC and Oakvale Capital LLP acted as co-lead capital markets and financial advisors to RSI. Kirkland & Ellis LLP served as legal advisor to RSI. White & Case LLP, Cleary Gottlieb Steen & Hamilton LLP, and Greenberg Traurig LLP acted as legal advisors to dMY. Goldman Sachs & Co. LLC served as financial advisor to dMY. Needham & Company and Oakvale Capital acted as placement agents for the PIPE transaction.

About RSI

Founded in 2012 by gaming industry veterans, RSI is a market leader in online casino and sports betting in the U.S. RSI launched its first online gaming casino site, PlaySugarHouse.com, in New Jersey in September 2016 and was the first gaming company to launch a regulated online gaming site in Pennsylvania. With its BetRivers.com sites, RSI was also the first to launch regulated online gaming in Indiana, Colorado and, most recently, Illinois. RSI was named the 2020 Global Gaming Awards Digital Operator of the Year, and the 2020 EGR North America Awards Casino Operator of the Year and Customer Service Operator of the Year. RSI has been an early mover in Latin America and was the first U.S.-based gaming operator to launch a legal and regulated online casino and sportsbook, RushBet.co, in the country of Colombia. For more information, visit www.rushstreetinteractive.com.

About dMY

dMY Technology Group, Inc. was a special purpose acquisition company founded for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Combined Company’s actual results and plans may differ materially from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the trading of shares and warrants of the Combined Company on the NYSE and the Combined Company’s growth potential. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those disclosed in the forward-looking statements. Most of these factors are outside the Combined Company’s and RSI’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against Combined Company following the closing of the Business Combination and the transactions resulting therefrom; (2) the impact of COVID-19 on RSI’s business; (3) the inability to obtain or maintain the listing of the shares and warrants of the Combined Company on the NYSE; (4) the risk that the Business Combination disrupts current plans and operations as a result of the consummation of the Business Combination; (5) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Combined Company to grow and manage growth profitably and retain its key employees; (6) costs related to the Business Combination; (7) changes in applicable laws or regulations, particularly with respect to gaming; (8) the possibility that the Combined Company may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties indicated in the definitive proxy statement relating to the Business Combination, including those under “Risk Factors” therein, and in RSI’s and dMY’s other filings with the SEC. The Combined Company caution that the foregoing list of factors is not exclusive. The Combined Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Combined Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts

Media:

Jonathan Gasthalter / Carissa Felger / Nathaniel Garnick

(312) 319-9233 / (212) 257-4170

rsi@gasthalter.com

or

Lisa Johnson

(609) 788-8548

lisa@lisajohnsoncommunications.com

Investors:

rsi@icrinc.com

For dMY Technology:

Niccolo de Masi

(310) 600-6667

niccolo@dmytechnology.com